UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On July 20, 2010, the Board of Directors appointed Jevin S. Eagle as a Director of Carter’s, Inc. (the “Company”), effective immediately.

The Company compensates its Directors with a one-time grant of restricted common stock valued at $100,000, subject to a three-year cliff vesting provision.  In addition, the Company provides its Directors with an annual grant of common stock valued at $100,000 and an annual cash retainer of $30,000, both of which will be pro-rated with respect to Mr. Eagle’s services in 2010.  Mr. Eagle will receive a fee of $2,500 for each Board meeting he attends.  If Mr. Eagle is appointed to serve on or chair any of the Board committees, he will also be entitled to committee meeting fees and committee chair retainers.

A copy of the press release announcing Mr. Eagle’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 9.01.      Financial Statements and Exhibits.

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release issued by Carter’s, Inc. on July 26, 2010, announcing the appointment of Jevin S. Eagle to the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2010	CARTER’S, INC.

	By:	/s/ BRENDAN M. GIBBONS
	Name:	Brendan M. Gibbons
	Title:	SVP, General Counsel, and Secretary